INSTRUMENT TO ADOPT
AMENDMENT THREE TO THE
FLEETBOSTON FINANCIAL CORPORATION
RETIREMENT INCOME ASSURANCE PLAN

          WHEREAS, FleetBoston Financial Corporation (the “Company”) sponsors for the benefit of eligible employees the FleetBoston Financial Corporation Retirement Income Assurance Plan (the “RIAP”);

          WHEREAS, Article 6 of the RIAP provides that the Company shall have the right at any time to amend the RIAP;

          WHEREAS, the Human Resources and Board Governance Committee of the Company’s Board of Directors, by resolution adopted June 17, 1998, delegated to the General Counsel of the Company the power and authority to amend the RIAP to the extent that any such amendment does not materially increase the cost of the Company’s non-qualified plans (including the RIAP) and relates to a corporate merger or acquisition;

          WHEREAS, employees of Liberty Wanger Asset Management, L.P. (“Wanger Employees”), as a result of the acquisition by Fleet National Bank of the asset management business of Liberty Financial Companies, Inc., generally became eligible to participate in the tax-qualified retirement plans maintained by the Company; and

           WHEREAS, the Company wishes to exclude the Wanger Employees from coverage under the RIAP at least until the end of 2005;

          NOW THEREFORE, the RIAP is hereby amended, as of November 1, 2001, to add a new Section B to the end of Appendix A to read as follows:

          B.    Liberty Wanger Asset Management.

No employee who was employed with Liberty Wanger Asset Management, L.P. at the time of the acquisition by Fleet National Bank of the asset management business of Liberty Financial Companies, Inc., shall be a Participant in the Plan at any time prior to December 31, 2005.

           IN WITNESS WHEREOF, this Amendment Three has been executed by a duly authorized officer of FleetBoston Financial Corporation this 24th day of December, 2001.

FLEETBOSTON FINANCIAL CORPORATION

By: /s/ WILLIAM C. MUTTERPERL
William C. Mutterperl Executive Vice President, General Counsel and Secretary